UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT REVOCATION STATEMENT

SCHEDULE 14A INFORMATION

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The Wet Seal, Inc.
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TWO LEADING PROXY ADVISORS RECOMMEND WET SEAL

SHAREHOLDERS REJECT CLINTON GROUP’S

EFFORTS TO REPLACE SIX BOARD MEMBERS

FOOTHILL RANCH, CA, September 26, 2012 (BUSINESS WIRE) – The Wet Seal, Inc. (Nasdaq: WTSLA), a leading specialty retailer to young women, announced today that two leading independent proxy advisors, Institutional Shareholder Services (“ISS”) and Egan-Jones Proxy Services (“Egan-Jones”), have recommended that shareholders reject efforts by Clinton Group to replace six members of the Company’s Board of directors.

In their rejection of Clinton Group’s attempt as dissident activists to replace all but one member of the current seven-person Board, ISS cited Clinton Group’s lack of detail or a coherent plan and commended the current Board’s recent positive decisions and the addition of new Directors:

•	“…the dissident’s plan is wanting in many areas, given the lack of specific detail.”

•	“…the board’s decision to add two new directors, remove the poison pill, reduce director compensation and attempt a settlement with the dissident, all appear to be in shareholders’ best interest.”

•

“…given the strength of their track records and relevant direct executive experience both implementing and leading companies in fast fashion value oriented apparel retailing to Wet Seal’s target customer, both Bronstein and Goodman are strong additions to the board and capable of helping drive the company back to profitability.”

In rejecting all of Clinton Group’s proposals and endorsing the current Board, Egan-Jones noted:

•	“…the Clinton Group failed to provide substantive new ideas or valid reasons to change the Company’s strategic direction which would lead to enhancement of stockholder value.”

•	“The Board is demonstrating ‘active oversight’ by responding to…shareholder concerns (including those of the Clinton Group)…”

•	“The Company is making strides in addressing financial difficulties, primarily by stabilizing the business by returning to its core expertise of fast fashion merchandising.”

•	“It appears that Clinton Group is not agreeing to compromise despite the Company’s efforts to establish a solution…”

•	“We are not convinced that election of the dissident’s slate to the board of directors would work to the benefit of shareholders.”

The rejection of Clinton Group’s plans to replace a majority of the current Board by both Egan-Jones and ISS are important independent analyses by two leading proxy advisors who have many institutional investors as clients that rely upon their advice for proxy voting matters. Even though ISS recommended that shareholders elect two new Directors from the Clinton Group slate to replace two of the company’s independent Directors, ISS has recommended that a majority of Wet Seal’s current Board members continue to lead the company’s return to a fast fashion merchandising strategy. The Board respectfully disagrees with this part of their report and urges the retention of all five continuing Directors and our two new members. Our continuing Directors have been instrumental in guiding The Wet Seal through its last successful turnaround between 2004 and 2006 and in the period of recovery and significant positive cash flows maintained in part through cost and expense controls for three successive years after the recession in 2008 that adversely affected the company and many other teen retailers.

Hal Kahn, Chairman of the Board of The Wet Seal, said: “We are pleased that both Egan-Jones and ISS have recommended that our shareholders reject Clinton Group’s consent solicitation to make wholesale changes to the current experienced Board. With the recent addition of Kathy Bronstein and John Goodman, the Board has added two new strong Directors with relevant teen retailing experience who complement the continuing Board’s strong mix of skills and experience across all aspects of the business and who will assist us as we implement our fast fashion strategy. We are also pleased by the specific recognition of the recent steps the Board has taken to address shareholder concerns and continue to be confident of the current Board’s ability to successfully implement a return to a proven fast fashion strategy at Wet Seal in the best interests of all shareholders.”

Mr. Kahn added, “The Wet Seal Board and management strongly believe that the best course for shareholders is for the full seven-person Board, including its two new strong Directors with teen retailing experience, to work constructively and prudently over the next few months to complete the plan to transition back to our fast fashion strategy. The critical holiday season is two months away, and we remain committed to restoring stability and building real and lasting value while we explore alternatives with our financial advisors for enhanced opportunities.”

Mr. Kahn concluded: “We are also pleased that ISS and Egan-Jones agree with the Board’s assertion that Clinton Group has no coherent strategy for The Wet Seal. We will continue to listen to the views of all our shareholders and remain convinced that adding those Clinton nominees who lack female teen apparel or fast fashion merchandising experience or other relevant credentials is not in the best interests of shareholders.”

Accordingly, The Wet Seal continues to urge shareholders to reject Clinton Group’s proposal to replace experienced members of the Board with Clinton’s slate of hand-picked nominees by NOT signing or returning any WHITE proxy or consent card from Clinton Group. To revoke any WHITE consent, you should vote the BLUE revocation card and ensure that it is received by The Wet Seal as soon as possible.

If shareholders have any questions or need assistance in voting their shares, they should contact The Wet Seal’s proxy solicitor, MacKenzie Partners, Inc., at 212-929-5500 or at 800-322-2885 Toll-Free.

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About The Wet Seal, Inc.

Headquartered in Foothill Ranch, California, The Wet Seal, Inc. is a leading specialty retailer of fashionable and contemporary apparel and accessory items. As of August 25, 2012, the Company operated a total of 551 stores in 47 states and Puerto Rico, including 469 Wet Seal stores and 82 Arden B stores. The Company’s products can also be purchased online at www.wetseal.com or www.ardenb.com.

For more company information, visit www.wetsealinc.com.

CONTACTS:

The Wet Seal, Inc.:

Steve Benrubi/Ken Seipel

949-699-3947/949-699-4877

Media:

RLM Finsbury

Steven Goldberg/Kate Foley

646-805-2027/646-805-2052

Analysts/Investors:

MacKenzie Partners, Inc.

Dan Burch/Charlie Koons

212-929-5748

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the intent, belief, plans or expectations of the The Wet Seal, Inc. (the “Company”) or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Other Disclosures

The Company and certain of its directors and executive officers may be deemed to be participants in a solicitation of consent revocations from stockholders in connection with the consent solicitation by Clinton Group, Inc. The Company has filed a definitive consent revocation statement with the Securities and Exchange Commission (the “SEC”) in connection with such consent solicitation (the “Consent Revocation Statement”). Information regarding the names of the Company’s Directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Consent Revocation Statement filed with the SEC. This document is available free of charge at the SEC’s website at www.sec.gov.

The Company has mailed the definitive Consent Revocation Statement and a form of consent revocation to each stockholder entitled to deliver a written consent in connection with the consent solicitation. WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

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